Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President of Investor Relations, or

Carlynn Finn, Manager of Investor Relations

(617) 796-8222

www.cwhreit.com

CommonWealth REIT Announces Results for the Periods

Ended September 30, 2010

Newton, MA (November 3, 2010): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and nine months ended September 30, 2010.

Results for the Quarter Ended September 30, 2010:

Funds from operations (FFO) available for common shareholders for the quarter ended September 30, 2010 was $60.7 million, or $0.93 per share basic and $0.92 per share diluted, compared to FFO available for common shareholders for the quarter ended September 30, 2009 of $60.8 million, or $1.09 per share basic and $1.06 per share diluted.

Net income available for common shareholders was $53.1 million for the quarter ended September 30, 2010, compared to $59.5 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended September 30, 2010 and 2009 was $0.82 and $1.06, respectively.  Net income for the quarter ended September 30, 2010 includes gains of $45.8 million, or $0.70 per share, from the sale of properties and the issuance of shares by an equity investee.  Net income for the quarter ended September 30, 2009 includes gains of $50.1 million, or $0.90 per share, from the sale of properties.

The weighted average number of basic and diluted common shares outstanding totaled 65,173,412 and 72,471,577, respectively, for the quarter ended September 30, 2010, and 55,932,430 and 63,230,594, respectively, for the quarter ended September 30, 2009.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended September 30, 2010 and 2009 appears later in this press release.

Results for the Nine Months Ended September 30, 2010:

FFO available for common shareholders for the nine months ended September 30, 2010 was $180.9 million, or $2.91 per share basic and $2.87 per share diluted, compared to FFO available for common shareholders for the nine months ended September 30, 2009 of $187.5 million, or $3.34 per share basic and $3.25 per share diluted.

Net income available for common shareholders was $75.1 million for the nine months ended September 30, 2010, compared to $136.9 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the nine months ended September 30, 2010 and 2009 was $1.21 and $2.44, respectively.  Net income for the nine months ended September 30, 2010 includes gains of $73.7 million, or $1.19 per share, from the sale of properties and the issuance of shares by an equity investee, partially offset by a loss of $21.5 million, or $0.35 per share, on asset impairment.  Net income for the nine months ended September 30, 2009 includes gains of $79.2 million, or $1.41 per share, from the sale of properties and $20.7 million, or $0.37 per share, of gain on early extinguishment of debt.

The weighted average number of basic and diluted common shares outstanding totaled 62,197,774 and 69,495,939, respectively, for the nine months ended September 30, 2010, and 56,085,430 and 63,383,594, respectively, for the nine months ended September 30, 2009.

A reconciliation of net income determined according to U.S. GAAP to FFO for the nine months ended September 30, 2010 and 2009 appears later in this press release.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of September 30, 2010, 86.4% of CWH’s total square feet was leased, compared to 86.0% as of June 30, 2010 and 88.2% as of September 30, 2009.

CWH signed lease renewals for 1,287,000 square feet and new leases for 733,000 square feet during the quarter ended September 30, 2010 which had weighted average rental rates that were 3% above prior rents for the same space.  Average lease terms for leases signed during the third quarter of 2010 were 5.8 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended September 30, 2010 totaled $13.04 per square foot on average.

Recent Investment and Sale Activities:

Since July 1, 2010, CWH has acquired 26 properties for aggregate purchase prices of $373.9 million, excluding closing costs; CWH also sold 13 properties for aggregate sales prices of $200.4 million, excluding closing costs:

•                  In July 2010, CWH closed on the previously reported acquisition of two office properties located in Stafford, VA with a combined 117,949 square feet.  These properties are 90% leased to ten tenants for a weighted (by rents) average lease term of 2.8 years.  The aggregate purchase price was $18.8 million, excluding closing costs.

•                  In August 2010, CWH closed on the previously reported acquisition of one office property located in Milwaukee, WI with 432,092 square feet.  This property is 93% leased to 29 tenants for a weighted (by rents) average lease term of 4.3 years.  The purchase price was $80.2 million, excluding closing costs.

•                  In August 2010, CWH acquired seven properties located in Monterey, CA.  These properties are 100% leased to The Wine Group for 16.0 years.  The aggregate purchase price was $28.0 million, excluding closing costs.

•                  In September 2010, CWH acquired one office property located in Greensboro, NC with 323,773 square feet.  This property is 86% leased to 21 tenants for a weighted (by rents) average lease term of 5.0 years.  The purchase price was $44.7 million, excluding closing costs.

•                  In October 2010, CWH closed on the previously reported acquisition of MacarthurCook Industrial Property Fund, an Australian property trust that owns 10 industrial properties with approximately 1.4 million square feet.  These properties are 90% leased to 14 tenants for a weighted (by rents) average lease term of 4.7 years.  The purchase price for these properties was approximately $83.2 million, excluding acquired positive working capital and closing costs.

•                  In October 2010, CWH acquired three office properties located in Carson, CA with a combined 190,000 square feet.  These properties are 100% leased to Northrop Grumman for 6.0 years.  The aggregate purchase price was $22.7 million, excluding closing costs.

•                  In October 2010, CWH acquired a two tower office property located in Chicago, IL with 631,445 square feet.  This property is 90% leased to 33 tenants for a weighted (by rents) average lease term of 7.3 years.  The purchase price was $96.3 million, excluding closing costs.

•                  In October 2010, CWH entered a purchase and sale agreement to acquire seven office properties located in Birmingham, AL with a combined 904,109 square feet.  These properties are 96% leased to 40 tenants for a weighted (by rents) average lease term of 4.5 years.  CWH expects to acquire these properties during the fourth quarter of 2010; however, this acquisition is subject to customary closing conditions and no assurance can be given that this acquisition will be consummated in that time period or at all.

•                  As previously reported, in June 2010, CWH entered agreements with Government Properties Income Trust to sell 15 properties majority leased to the U.S. Government with approximately 1.9 million square feet for aggregate sales prices of $231.0 million, excluding closing costs.  In July, August and September 2010, CWH completed this transaction when it sold 12 of these properties with approximately 1.6 million square feet for an aggregate sales price of $190.6 million, excluding closing costs.  Three of these properties were sold in June 2010 for $40.4 million.

•                  In September 2010, CWH sold one office property located in Irondequoit (Rochester), NY with approximately 310,000 square feet for $9.8 million, excluding closing costs.

Recent Financing Activities:

•                  In August 2010, CWH entered a new $750.0 million unsecured revolving credit facility that it uses for acquisitions, working capital and general business purposes.  The new facility replaces CWH’s previous $750.0 million unsecured revolving credit facility, which had a maturity date of August 22, 2010.  The maturity date of the new facility is August 8, 2013 and includes an option for CWH to extend the facility for one year to August 8, 2014.  The new facility also includes a feature under which the maximum borrowing may be increased to up to $1.5 billion in certain circumstances.  Interest paid under the new facility is set at LIBOR plus 200 basis points, subject to adjustments based on CWH’s credit ratings.

•                  In August 2010, CWH prepaid $266.7 million of mortgage debt that was scheduled to mature in 2011 and 2029, and repaid, at maturity, all $30.0 million of its 8.875% unsecured senior notes due 2010.  CWH funded these payments with borrowings under its revolving credit facility.

•                  In September 2010, CWH issued $250.0 million of 5.875% unsecured senior notes due 2020 in a public offering, raising net proceeds of approximately $242.5 million.  CWH used the net proceeds from this offering to repay amounts outstanding under its revolving credit facility.

•                  In September 2010, CWH issued 7.5 million common shares in a public offering, raising net proceeds of approximately $191.7 million.  CWH used the net proceeds from this offering to repay amounts outstanding under its revolving credit facility and for general business purposes, including property acquisitions and debt repayments.

•                  In October 2010, CWH repaid, at maturity, all $20.0 million of its 8.625% unsecured senior notes due 2010, using cash on hand.

•                  In October 2010, CWH redeemed the remaining 7.0 million shares of its 8 ¾% series B preferred shares for $25.00 each plus accrued and unpaid distributions.  CWH funded this redemption with borrowings under its revolving credit facility.

Conference Call:

On November 3, 2010, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the third quarter financial results.  Following the company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1093.  Participants calling from outside the United States and Canada should dial (612) 332-0932.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, November 10th.  To hear the replay, dial (320) 365-3844.  The replay pass code is 169585.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.  The recording and retransmission in any way of CWH’s third quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Third Quarter 2010 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office and industrial properties located throughout the United States.  As of September 30, 2010, CWH owned 519 properties with 66.5 million square feet, including 17.9 million square feet of leased industrial and commercial lands in Oahu, Hawaii.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO.  CWH’s website is not incorporated as part of this press release.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AGREEMENTS TO ACQUIRE CERTAIN PROPERTIES.  THESE AGREEMENTS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Rental income	$218,035	$206,032	$644,725	$634,577

Expenses:
Operating expenses	93,722	87,881	271,664	265,486
Depreciation and amortization	48,520	48,042	147,869	145,787
General and administrative	10,658	9,607	30,888	28,844
Acquisition related costs (1)	1,559	1,539	2,972	2,287
Total expenses	154,459	147,069	453,393	442,404

Operating income	63,576	58,963	191,332	192,173

Interest and other income	572	331	2,137	839
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,839, $1,574, $5,644 and $5,102, respectively)	(44,743)	(41,786)	(137,506)	(129,912)
Loss on asset impairment	—	—	(21,491)	—
(Loss) gain on early extinguishment of debt	(1,044)	—	(1,044)	20,686
Equity in earnings of equity investments	1,999	2,957	6,643	3,818
Gain on issuance of shares by equity investee	18,390	—	34,808	—
Gain on sale of properties	22,832	—	34,336	—
Income from continuing operations before income tax expense	61,582	20,465	109,215	87,604
Income tax benefit (expense)	34	(176)	(329)	(518)
Income from continuing operations	61,616	20,289	108,886	87,086
Discontinued operations:
(Loss) income from discontinued operations	(374)	1,804	(349)	8,684
Gain on sale of properties	4,568	50,106	4,568	79,157
Net income	65,810	72,199	113,105	174,927
Preferred distributions	(12,667)	(12,667)	(38,001)	(38,001)
Net income available for common shareholders	$53,143	$59,532	$75,104	$136,926

Calculation of Funds from Operations, or FFO (2):
Net income	$65,810	$72,199	$113,105	$174,927
Plus: depreciation and amortization from continuing operations	48,520	48,042	147,869	145,787
Plus: depreciation and amortization from discontinued operations	42	123	131	372
Plus: acquisition related costs (1)	1,559	1,539	2,972	2,287
Plus: FFO from equity investments	4,223	4,615	12,647	5,785
Plus: loss on asset impairment	—	—	21,491	—
Less: loss (gain) on early extinguishment of debt	1,044	—	1,044	(20,686)
Less: gain on sale of properties	(27,400)	(50,106)	(38,904)	(79,157)
Less: equity in earnings of equity investments	(1,999)	(2,957)	(6,643)	(3,818)
Less: gain on issuance of shares by equity investee	(18,390)	—	(34,808)	—
FFO	73,409	73,455	218,904	225,497
Less: preferred distributions	(12,667)	(12,667)	(38,001)	(38,001)
FFO available for common shareholders	$60,742	$60,788	$180,903	$187,496

Weighted average common shares outstanding — basic	65,173	55,932	62,198	56,085
Weighted average common shares outstanding — diluted (3)	72,471	63,230	69,496	63,383

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Per common share:
Income from continuing operations available for common shareholders — basic and diluted	$0.75	$0.14	$1.14	$0.88
Income from discontinued operations — basic and diluted	$0.06	$0.93	$0.07	$1.57
Net income available for common shareholders — basic and diluted	$0.82	$1.06	$1.21	$2.44
FFO available for common shareholders — basic	$0.93	$1.09	$2.91	$3.34
FFO available for common shareholders — diluted	$0.92	$1.06	$2.87	$3.25

Common distributions paid	$0.50	$0.48	$1.46	$1.44

(1)          Represents costs associated with acquisitions, including costs that are expensed pursuant to the Business Combinations Topic of the FASB Accounting Standards CodificationTM.

(2)          We compute FFO as shown in the calculation above.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition related costs as described in Note 1 above, gains from equity investments, gain on early extinguishment of debt, loss on early extinguishment of debt unless settled in cash, and loss on asset impairment.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because, by excluding the effects of certain historical amounts, such as depreciation expense and items referred to above, FFO can facilitate a comparison of operating performance between periods and among REITs.  FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is among the important factors considered by our Board of Trustees when determining the amount of distributions to shareholders.  Also, some REITs may calculate FFO differently than us.

(3)          As of September 30, 2010, our 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarters and nine months ended September 30, 2010 and 2009.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income available for common shareholders	$53,143	$59,532	$75,104	$136,926
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Net income available for common shareholders – diluted	$59,310	$65,699	$93,605	$155,427

FFO available for common shareholders	$60,742	$60,788	$180,903	$187,496
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
FFO available for common shareholders – diluted	$66,909	$66,955	$199,404	$205,997

Weighted average common shares outstanding – basic	65,173	55,932	62,198	56,085
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding – diluted	72,471	63,230	69,496	63,383

CommonWealth REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2010	2009

ASSETS
Real estate properties:
Land	$1,238,611	$1,237,808
Buildings and improvements	5,150,677	5,085,873
	6,389,288	6,323,681
Accumulated depreciation	(911,211)	(884,421)
	5,478,077	5,439,260
Properties held for sale	8,297	8,263
Acquired real estate leases, net	179,357	166,453
Equity investments	173,721	158,822
Cash and cash equivalents	174,723	18,204
Restricted cash	7,075	11,662
Rents receivable, net of allowance for doubtful accounts of $12,415 and $10,945, respectively	198,899	194,358
Other assets, net	153,626	124,299
Total assets	$6,373,775	$6,121,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$110,000
Senior unsecured debt, net	2,474,116	2,258,466
Mortgage notes payable, net	352,575	624,184
Other liabilities related to properties held for sale	11	14
Accounts payable and accrued expenses	108,792	103,608
Acquired real estate lease obligations, net	43,513	47,348
Distributions payable	—	26,863
Rent collected in advance	32,418	30,366
Security deposits	22,903	23,097
Due to affiliates	25,602	8,309
Total liabilities	3,059,930	3,232,255

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 72,138,686 and 55,965,061 shares issued and outstanding, respectively	721	560
Additional paid in capital	3,354,771	2,925,845
Cumulative net income	2,350,033	2,236,928
Cumulative common distributions	(2,639,887)	(2,576,582)
Cumulative preferred distributions	(420,597)	(382,596)
Cumulative other comprehensive (loss) income	(13,560)	2,547
Total shareholders’ equity	3,313,845	2,889,066
Total liabilities and shareholders’ equity	$6,373,775	$6,121,321